Exhibit 10.2

LEASE MODIFICATION AGREEMENT

This LEASE MODIFICATION AGREEMENT (hereinafter, this “Agreement”) is made this 31st day of March, 2011 by and between:

RBS ASSET FINANCE, INC. (hereinafter, the “Lessor”), a New York corporation with an office located at 28 State Street, Boston, Massachusetts 02109; and

CYBEX INTERNATIONAL, INC. (hereinafter, the “Lessee”), a New York corporation with its principal office located at 10 Trotter Drive, Medway, Massachusetts 02053.

Background

Reference is made to certain financing arrangements entered into by and between the Lessee, the Guarantor, and the Lessor, evidenced by, among other things, the following documents, instruments, and agreements (hereinafter, collectively, together with all other documents, instruments, and agreements executed in connection therewith or related thereto, the “Lease Documents”):

(a)	Master Lease Agreement dated as of June 24, 2010 (hereinafter, as amended and modified and in effect, the “Master Lease”) by and between the Lessee and the Lessor;

(b)	Amendment dated June 24, 2010 by and among the Lessee, the Lessor, and RBS Citizens, National Association; and

(c)	Lease Schedule No. 001 dated as of June 24, 2010 by and between the Lessee and the Lessor.

The Lessee has requested that the Lessor modify certain terms and conditions of the Lease Documents, and the Lessor has agreed to do so, but only upon the terms and conditions expressly set forth herein. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Master Lease.

Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and between the Lessee and the Lessor as follows:

Acknowledgment of Indebtedness

1.	The Lessee hereby acknowledges and agrees that, in accordance with the terms and conditions of the Lease Documents, it is liable to the Lessor for all Rent without set off, counterclaim, or offset. Hereinafter, all amounts set forth in this Paragraph 1 and all amounts owed under this Agreement shall be referred to collectively as the “Obligations”.

Waiver of Claims

2.	The Lessee hereby acknowledges and agrees that it has no offsets, defenses, claims, or counterclaims against the Lessor or the Lessor’s officers, directors, employees, attorneys, representatives, agents, predecessors, parent, subsidiaries, shareholders, affiliates, successors, and assigns (hereinafter, collectively, the “Lessor Parties”) with respect to the Obligations, the Lease Documents, or otherwise, and that if the Lessee, now has, or ever did have, any offsets, defenses, claims, or counterclaims against the Lessor Parties, or any one of them, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Agreement, all of them are hereby expressly WAIVED, and the Lessee hereby RELEASES the Lessor Parties from any liability therefor.

Ratification of Lease Documents; Confirmation of Collateral; Cross-Collateralization;

Cross-Default; Further Assurances

3.	The Lessee:

a.	Hereby acknowledges and agrees that this Agreement shall constitute a Lease Document for all purposes;

b.	Hereby ratifies, confirms, and reaffirms all and singular the terms and conditions of the Lease Documents. The Lessee further acknowledges and agrees that except as specifically modified in this Agreement, all terms and conditions of the Lease Documents shall remain in full force and effect;

c.	Hereby ratifies, confirms, and reaffirms that (i) the obligations secured by the Lease Documents include, without limitation, the Obligations, and any future modifications, amendments, substitutions, or renewals thereof, (ii) all collateral, whether now existing or hereafter acquired, granted to the Lessor pursuant to this Agreement, the other Lease Documents, or otherwise shall secure all of the Obligations until the full, final, and indefeasible payment of the Obligations, and (iii) the occurrence of a default and/or Event of Default under any Lease Document, shall constitute a default and an Event of Default under all of the Lease Documents, it being the express intent of the Lessee that all of the Obligations be fully cross-collateralized and cross-defaulted.

d.	Hereby acknowledges and agrees that in order to further secure the Obligations, the Lessee hereby grants the Lessor a security interest in all of the Lessee’s assets, whether now existing or hereafter acquired, including, without limitation, all accounts, inventory, goods, equipment, software and computer programs, securities, investment property, financial assets, deposit accounts, chattel paper, electronic chattel paper, instruments, documents, letter-of-credit rights, health-care-insurance receivables, supporting obligations, notes secured by real estate, commercial tort claims, and general intangibles, including payment intangibles, and all products and proceeds of the foregoing. The foregoing collateral granted to the Lessor shall constitute Collateral under, and as defined in, the Master Lease and the Lessor shall have all rights and remedies with respect to the same as set forth in the Master Lease and applicable law; and

e.	Shall, from and after the execution of this Agreement, execute and deliver to the Lessor whatever additional documents, instruments, and agreements that the Lessor may reasonably require in order to correct any document deficiencies, or to vest or perfect the Lease Documents and the collateral granted therein or herein more securely in the Lessor and/or to otherwise give effect to the terms and conditions of this Agreement, and hereby authorize the Lessor to file any financing statements (including financing statements with a generic description of the collateral such as “all assets”), and take any other normal and customary steps, the Lessor deems necessary to perfect or evidence the Lessor’s security interests and liens in any such collateral. This Agreement constitutes an authenticated record.

Conditions Precedent

4.	The Lessor’s agreements, as contemplated herein, shall not be effective unless and until each of the following conditions precedent have been fulfilled, all as determined by the Lessor in its sole and exclusive discretion:

a.	All action on the part of the Lessee necessary for the valid execution, delivery, and performance by the Lessee of this Agreement shall have been duly and effectively taken and evidence thereof satisfactory to the Lessor shall have been provided to the Lessor; and

b.	This Agreement shall be executed and delivered to the Lessor by the parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to the Lessor in its sole and exclusive discretion.

Modification to Lease Documents

5.	From and after the effectiveness of this Agreement, the Lease Documents are hereby modified so that the Lessee’s failure to furnish the Lessor with unqualified audited annual financial reports shall not constitute an Event of Default under the Lease Documents if, and only if, such failure is solely due to such financial reports containing a qualification based upon the matter known and captioned as BARNHARD, NATALIE M. vs. CYBEX INTERNATIONAL, INC., Index #002368-2005, Supreme Court of the State of New York, County of Erie.

Costs and Expenses

6.	The Lessee shall hereafter reimburse the Lessor on demand for any and all unreimbursed costs, expenses, and costs of collection (including attorneys’ fees and expenses) heretofore or hereafter incurred by the Lessor in connection with the protection, preservation, and enforcement by the Lessor of its rights and remedies under this Agreement and/or the other Lease Documents, including, without limitation, the negotiation and preparation of this Agreement.

Authorization to Debit Accounts

7.	The Lessor shall be entitled (but not required) to debit any operating or deposit account of the Lessee to collect all fees, costs, and expenses (including but not limited to attorneys’ fees and expenses) to which the Lessor may be entitled pursuant to this Agreement or any of the other Lease Documents.

Representations, Warranties, and Covenants

8.	The Lessee hereby represents, warrants, and covenants to the Lessor as follows:

a.	The execution and delivery of this Agreement by the Lessee and the performance by the Lessee of its obligations and agreements under this Agreement are within the authority of the Lessee, have been duly authorized by all necessary corporate proceedings on behalf of the Lessee, and do not and will not contravene any provision of law, statute, rule or regulation to which the Lessee is subject or, if applicable, the Lessee’s charter, other organization papers, by-laws, or any stock provision or any amendment thereof or of any agreement or other instrument binding upon the Lessee.

b.	This Agreement and the other Lease Documents constitute legal, valid, and binding obligations of the Lessee, enforceable in accordance with their respective terms.

c.	No approval or consent of, or filing with, any governmental agency or authority is required to make valid and legally binding the execution, delivery or performance by the Lessee of this Agreement or any of the other Lease Documents.

d.	The Lessee has performed and complied in all material respects with all terms and conditions herein required to be performed or complied with by the Lessee prior to or at the time hereof, and as of the date hereof, no default or Event of Default has occurred and is continuing under any of the Lease Documents.

e.	The representations and warranties contained in this Agreement and the other Lease Documents were true and correct in all material respects at and as of the date made and are true and correct as of the date hereof, except to the extent of changes resulting from transactions specifically contemplated or specifically permitted by this Agreement and the other Lease Documents, changes which have been disclosed in writing to the Lessor on or prior to the date hereof and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and except to the extent that such representations and warranties relate expressly to an earlier date.

f.	The Lessee currently has no commercial tort claims (as such term is defined in the Uniform Commercial Code) and hereby covenant and agree that in the event the Lessee shall hereafter hold or acquire a commercial tort claim, the Lessee shall immediately notify the Lessor of the particulars of such claim in writing and shall grant to the Lessor a security interest therein and in the proceeds thereof, upon such terms and documentation as may be satisfactory to the Lessor.

g.	The Lessee has read and understands each of the terms and conditions of this Agreement and that it is entering into this Agreement freely and voluntarily, without duress, after having had an opportunity for consultation with independent counsel of its own selection, and not in reliance upon any representations, warranties, or agreements made by the Lessor and not set forth in this Agreement.

Waivers

9.	Non-Interference. From and after the occurrence of any Event of Default, the Lessee agrees not to interfere with the lawful exercise by the Lessor of any of its rights and remedies. The Lessee further agrees that they shall not seek to distrain or otherwise hinder, delay, or impair the Lessor’s efforts to realize upon any collateral granted to the Lessor or otherwise enforce its rights and remedies pursuant to this Agreement and/or the other Lease Documents. The provisions of this Paragraph shall be specifically enforceable by the Lessor.

10.	Jury Trial. The Lessee and the Lessor hereby make the following waiver knowingly, voluntarily, and intentionally, and understand that the other, in entering into this Agreement, is relying on such a waiver: THE LESSEE AND THE LESSOR EACH HEREBY IRREVOCABLY WAIVE ANY PRESENT OR FUTURE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH THE OTHER BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST SUCH PARTY OR IN WHICH SUCH PARTY IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF, OR IS IN RESPECT OF, ANY RELATIONSHIP BETWEEN THE LESSEE, OR ANY OTHER PERSON, AND THE LESSOR.

Entire Agreement

11.	This Agreement shall be binding upon the Lessee and the Lessee’s employees, representatives, successors, and assigns, and shall inure to the benefit of the Lessor and the Lessor’s successors and assigns. This Agreement incorporates all of the discussions and negotiations between the Lessee and the Lessor, either express or implied, concerning the matters included herein and in such other documents, instruments, and agreements, any statute, custom, or usage to the contrary notwithstanding. No such discussions or negotiations shall limit, modify, or otherwise affect the provisions hereof. No modification, amendment, or waiver of any provision of this Agreement, or any provision of any other document, instrument, or agreement between the Lessee and the Lessor shall be effective unless executed in writing by the party to be charged with such modification, amendment, or waiver, and if such party be the Lessor, then by a duly authorized officer thereof.

Construction of Agreement

12.	In connection with the interpretation of this Agreement:

a.	All rights and obligations hereunder, including matters of construction, validity, and performance, shall be governed by and construed in accordance with the law of the Commonwealth of Massachusetts and is intended to take effect as a sealed instrument.

b.	The captions of this Agreement are for convenience purposes only, and shall not be used in construing the intent of the Lessor and the Lessee under this Agreement.

c.	In the event of any inconsistency between the provisions of this Agreement and any other document, instrument, or agreement entered into by and between the Lessor and the Lessee, the provisions of this Agreement shall govern and control.

d.	The Lessor and the Lessee have prepared this Agreement with the aid and assistance of their respective counsel. Accordingly, all of them shall be deemed to have been drafted jointly by the Lessor and the Lessee and shall not be construed against either the Lessor or the Lessee.

Illegality or Unenforceability

13.	Any determination that any provision or application of this Agreement is invalid, illegal, or unenforceable in any respect, or in any instance, shall not affect the validity, legality, or enforceability of any such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.

Counterparts

14.	This Agreement may be executed in multiple identical counterparts (including by facsimile or e-mail transmission of an adobe file format document (also known as a PDF file)), each of which when duly executed shall be deemed an original, and all of which shall be construed together as one agreement. This Agreement will not be binding on or constitute evidence of a contract between the parties hereto until such time as a counterpart has been executed by such party and a copy thereof is delivered to each other party to this Agreement.

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IN WITNESS WHEREOF, this Lease Modification Agreement has been executed as of the date first set forth above.

RBS ASSET FINANCE, INC.		CYBEX INTERNATIONAL, INC.

By:	/s/ Thomas Schmidt	By:	/s/ Arthur W. Hicks, Jr.
	duly authorized		duly authorized
Name:	Thomas Schmidt	Name:	Arthur W. Hicks, Jr.
Title:	Vice President	Title:	President

[Signature Page to Lease Modification Agreement]